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                                                                    Exhibit 99.8


                                  June 21, 1999


Firstar Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

To the Board of Directors:

                  I hereby consent to being named as a person about to become a director of Firstar Corporation ("Firstar"), in connection with the consummation of the merger (the "Merger") of Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), with and into Firstar pursuant to the Agreement and Plan of Merger, dated as of April 30, 1999, as amended, between Mercantile and Firstar, in the Registration Statement on Form S-4 filed by Firstar with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                   Sincerely,



                                   /s/  THOMAS H. JACOBSEN
                                   --------------------------------
                                   Thomas H. Jacobsen